Exhibit 99.1

News Release			3D Systems Corporation
333 Three D Systems Circle
Rock Hill, SC 29730

www.3dsystems.com
NASDAQ: TDSC
Investor Contact:	Chanda Hughes	Media Contact:	Katharina Hayes
	803-326-3040		803-326-3941
	Email: HughesC@3dsystems.com		Email: HayesK@3dsystems.com

3D Systems Receives NASDAQ Delisting Notice

ROCK HILL, South Carolina, November 20, 2006 - 3D Systems Corporation (NASDAQ: TDSC), a leading provider of rapid 3-D printing, prototyping and manufacturing solutions, today announced that it has received a Staff Determination notice from The NASDAQ Stock Market stating that the company’s common stock is subject to delisting from The NASDAQ Stock Market.  The notice was issued in accordance with standard NASDAQ procedures as a result of the previously announced delayed filing of the company’s Quarterly Report on Form 10-Q for the period ended September 30, 2006.  Timely filing of periodic reports is a requirement for continued listing under NASDAQ Marketplace Rule 4310(c)(14).

As previously disclosed, the late filing resulted from the determination of the company’s management and its Audit Committee that, based on information presented by the company’s management in connection with the preparation of the company’s financial statements for the third quarter of 2006, the company’s financial statements included in its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006 and June 30, 2006 contained errors and therefore should be restated.  The company intends to file its Quarterly Report on Form 10-Q for the period ended September 30, 2006, and to file amendments to its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006 and June 30, 2006 as soon as practicable after the company’s internal reviews and confirmatory processes are completed.  The company is also continuing to assess whether any restatement of its financial statements for the year ended December 31, 2005 will be required.

As permitted by the Nasdaq Marketplace Rules, the company intends to appeal the delisting of its common stock and therefore plans to timely request a hearing before a NASDAQ Listing Qualifications Panel, which will automatically stay any delisting of the company’s common stock pending the Panel’s review and determination.

“Our current inability to remain current in our periodic filing requirements is a serious matter,” said Abe Reichental, 3D Systems’ President and Chief Executive Officer.  “While it is NASDAQ’s customary practice to send notices such as this one to all companies in similar circumstances, we intend to take all remedial actions that are necessary to maintain our NASDAQ listing.”

About 3D Systems Corporation

3D Systems is a leading provider of Rapid 3-D printing, prototyping and manufacturing solutions.  Its systems and materials reduce the time and cost of designing products and facilitate direct and indirect manufacturing by creating actual parts directly from digital input.  These solutions are used for design communication and prototyping as well as for production of functional end-use parts:  Transform your products.

More information on the company is available at www.3dsystems.com, or via email at moreinfo@3dsystems.com.

Forward-Looking Statements

Certain statements made in this release that are not statements of historical or current facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.   Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company to be materially different from historical results or from any future results expressed or implied by such forward-looking statements.  In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or that include terms such as “believes,” “belief,” “expects,” “estimates,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking.  Forward-looking statements may include comments as to the company’s beliefs and expectations as to future events and trends affecting its business and expectations, including matters relating to the proposed restatements of the company’s financial statements and the outcome of the delisting appeals process and related matters described herein, and are necessarily subject to uncertainties, many of which are outside the control of the company.  The factors described under the headings “Forward-Looking Statements,” “Cautionary Statements and Risk Factors” and “Risk Factors” in the company’s periodic filings with the Securities and Exchange Commission, as well as other factors, could cause actual results to differ materially from those reflected or predicted in forward-looking statements.